Exhibit 99.1

FIRM and AFFlLIATE OFFICES

NEW YORK
LONDON
SINGAPORE
LOS ANGELES
CHICAGO
HOUSTON
HANOI
PHILADELPHIA
SAN DIEGO
SAN FRANCISCO
BALTIMORE
BOSTON
WASHINGTON, DC
LAS VEGAS
ATLANTA
MIAMI
PITTSBURGH
NEWARK
BOCA RATON
WILMINGTON
CHERRY HILL
PRINCETON
LAKE TAHOE
HO CHI MINH CITY
SHELDON M. BONOVITZ DIRECT DIAL: 215.979.1972 PERSONAL FAX: 215.689.3546 E-MAIL: smbonovitz@duanemorris.com www.duanemorris.com
April 21, 2011
Joel Morganroth, M.D. Chairman of the Board eResearchTechnology, Inc. Suite 1000 1818 Market Street Philadelphia PA 19103
Dear Joel:
I hereby resign as a director of eResearchTechnology, Inc. effective immediately.
With my resignation, I will be able to devote more time to my practice at Duane Morris and to my business and charitable interests.
I wish the Company success for the future.

Sincerely,

Sheldon M. Bonovitz

SMB/emb
cc:	Klaus Besier Mr. Michael DeMane Gerald A. Faich, MD, MPH Elam M. Hitchner, III, Esquire Stephen S. Phillips, Esquire Stephen M. Scheppmann

Duane Morris llp

30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: +1 215 979 1000 FAX: +1 215 979 1020